UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 28, 2004
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in the charter)

Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -                                      Registrant’s Business and Operations

Item 1.01                                             Entry into a Material Definitive Agreement.

On December 28, 2004, the advisory agreement between Inland Western Retail Real Estate Trust, Inc. (the “Company”)  and Inland Western Retail Real Estate Advisory Services, Inc. (the “Business Manager/Advisor”) was amended and restated.  The Business Manager/Advisor is owned by the Company’s sponsor, and all of the Company’s agreements and arrangements with the Business Manager/Advisor and its affiliates, including those relating to compensation, are not the result of arm’s length negotiations but the Company believes that the fee it pays is equal to or less than the fee that would be payable to an unaffiliated third-party providing such service.  The advisory agreement was amended and restated to include an initial term of one year instead of three years.  The amended and restated advisory agreement is attached to this Form 8-K as Exhibit 99.1 and is incorporated into this filing in its entirety.

Section 9.01 -                     Financial Statements and Exhibits

Item 9.01(c)                               Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Advisory Agreement, dated as of December 28, 2004, between Inland Western Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Advisory Services, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Principal Accounting Officer
Date:	December 30, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated Advisory Agreement, dated as of December 28, 2004, between Inland Western Retail Real Estate Trust, Inc. and Inland Western Retail Real Estate Advisory Services, Inc.